CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Growth and Income Fund

We consent to the use of our report dated August 22, 1997 for Evergreen Growth and Income Fund incorporated by reference herein and to the reference to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the prospectus/proxy statement.

                                            /s/KPMG Peat Marwick LLP
                                            ------------------------
                                            KPMG Peat Marwick LLP

Boston, Massachusetts
November 6, 1997


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